Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

Preferred Stock Purchase Agreement (“Agreement”), dated as of January 31, 2017, by and among On the Move Systems Corp., a Nevada corporation (the “Company”), and Capital Venture Holdings LLC, a Wyoming limited liability company, who is referred to herein as a “Purchaser.”

WHEREAS, the Company proposes to issue and sell to the Purchaser 1,000 shares of the Company’s Series F Preferred Stock, par value $.001 per share (the “Preferred Stock”). The Preferred Stock will be offered and sold to the Purchaser in a private placement without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(a)(2) (“Section 4(a)(2)”) thereof and Regulation D (“Regulation D”) thereunder or Regulation S if the Purchase is not a U.S. entity.

The Company hereby confirms its agreement with the Purchaser as follows:

Section 1. Purchase and Sale of the Preferred Stock.

(a) Closing. Subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6 below, at the closing (the “Closing”), the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company on the Closing Date (as defined below), 1,000 shares of Preferred Stock for the purchase price of US$5,000 together with transaction costs (the “Purchase Price”). The date of the Closing (the “Closing Date”) shall be no later than January 31, 2017. Prior to Closing, the Purchaser shall deliver the Purchase Price for the Preferred Stock to Sonfield & Sonfield, as Escrow Agent pursuant to the terms of the “Escrow Agreement” by and among the Escrow Agent, Purchaser and K.M. Delaney and Associates, LLC.

(b) Closing Mechanics. The Closing shall take place and the Purchase Price shall be paid pursuant to the terms of the Escrow Agreement.

Section 2. Representations and Warranties of The Purchaser.

The Purchaser represents and warrants to the Company that:

(a)  Purchaser acknowledges that, prior to the execution and delivery of this Agreement to the Company, Purchaser has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the terms and conditions of an investment in the Company.

(b)  Purchaser is acquiring the Preferred Stock to be issued for its own account for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act that would be in violation of the Securities Act or any securities or “blue sky” laws of any state of the United States or other applicable law, and has no contract, agreement, undertaking or arrangement, and no intention to enter into any contract, agreement, undertaking or arrangement to pledge such Preferred Stock or any part thereof.

(c)  Purchaser has been advised by the Company that (i) the Preferred Stock is being offered and sold by the Company pursuant to an exemption from registration provided under Section 4(a)(2) of the Securities Act and neither the offer nor sale of any Preferred Stock has been registered under the Securities Act or any state or foreign securities or “blue sky” laws; (ii) the Preferred Stock is a “restricted securities” under the Securities Act because it is being acquired from the Company in a transaction not involving a public offering and that the undersigned must continue to bear the economic risk of the investment in its Preferred Stock unless the offer and sale of its Preferred Stock is subsequently registered under the Securities Act and all applicable state or foreign securities or “blue sky” laws or an exemption from such registration is available; (iii) it is not anticipated that there will be any public market for the Preferred Stock in the foreseeable future; (iv) when and if the Preferred Stock may be resold without registration in reliance on Section 4(a)1 of the Securities Act and Rule 144 thereunder; (v) a restrictive legend in the form satisfactory to the Company shall be placed on the certificate representing the Preferred Stock; and (vi) a notation shall be made in the appropriate records of the transfer agent for the Preferred Stock indicating that the Preferred Stock is subject to restrictions on transfer.

(d)  Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (4) or (7) of Regulation D under the Securities Act and has such knowledge, skill and experience in business, financial and investment matters so that the undersigned is capable of evaluating the merits, risks and consequences of an investment in the Preferred Stock and is able to bear the economic risk of loss of such investment, including the complete loss of such investment.

(e)  Purchaser is not, to its knowledge, purchasing the Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to Purchaser’s knowledge, any other general solicitation or general advertisement.

(f)  This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid, binding and enforceable agreement of Purchaser except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affect creditor’s rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Purchaser has all the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(g)  Purchaser hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), the Investor is required to obtain, verify and record information that identifies principals of the Company, which information includes the name, address, tax identification number and other information regarding the principals that will allow the Investor to identify the parties in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Purchaser.

(h)  Such investment will not result in any violation of or conflict with any term of agreement of Purchaser or any law or regulation applicable to it.

(i)  Purchaser acknowledges that the Company is a company with a limited operating history.

(j)  All information which Purchaser has provided to the Company concerning the person making the investment decision on its behalf, is correct and complete as of the date hereof and may be relied upon.

Section 3. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as follows:

(a)  The Preferred Stock. The Company has all necessary power and authority to issue and deliver the Preferred Stock; the Preferred Stock has been duly authorized, and, when duly issued and delivered to Purchaser, the Preferred Stock will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws. None of the Preferred Stock will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(b)  No Applicable Registration or other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any affiliate (as defined in Rule 501(b) of Regulation D) registered for sale under a registration statement.

(c)  No Conflicts. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the Agreement will not (i) result in a violation of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries or (ii)

conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, mortgage, deed of trust, loan agreement or instrument to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal U.S. and state and non-U.S. securities laws) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

(d)  Consents. Other than: (1) the filing of a designation of the Preferred Stock with the Secretary of State of Nevada, (2) the filing of a Form D with respect to the Preferred Stock as required under Regulation D, (3) such filings required under applicable securities or Blue Sky laws of the states of the United States, and (4) such filings as may be required under any rule or regulation promulgated by any U.S. regulatory authority (all of the foregoing, the “Required Approvals “), the Company and its subsidiaries are not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Agreement, in each case, in accordance with the terms hereof or thereof.

(e)  No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Stock.

(f)  No Directed Selling Efforts. None of the Company, its affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Preferred Stock and each of the Company, its affiliates and any person acting on its or their behalf has complied and will comply with the offering restrictions requirement of Regulation S.

(g)  Accredited Investor or Non-U.S. Person. The Company will not offer or sell any of the Preferred Stock to any person whom it reasonably believes is not (i) an “accredited investor” (as defined in clauses (1), (2), (3), (4) and (7) of Rule 501(a) of Regulation D); or (ii) a non-U.S. person as defined under Regulation S of the Securities Act.

Section 4. Covenants.

(a)  Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)  Form D and Blue Sky. The Company agrees to file a Form D with respect to the Preferred Stock as required under Regulation D and to comply with any applicable state securities and “Blue Sky” laws in connection with the sale of the Preferred Stock. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Stock for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Preferred Stock required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)  Use of Proceeds. The proceeds from the sale of the Preferred Stock (less the fees and expenses of the Offering) will be used by the Company in the manner disclosed to the Purchaser.

(d)  Fees and Expenses. Except as otherwise set forth in the Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Preferred Stock to the Purchaser.

(e)  General Solicitation. Neither the Company nor any of its Affiliates have engaged, and will engage, directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Preferred Stock (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2); and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Preferred Stock, and the Company agrees not to enter into any such arrangement or agreement.

(f)  Publicity. The Purchaser agrees that, it will not issue any press release or otherwise make any public statement, filing or other communication regarding the Offering or the business, operations or financial condition of the Company without the prior consent of the Company (as applicable), except to the extent required by law or legal process, in which case the Purchaser shall provide the Company with prior notice of such disclosure. The Company agrees that it will not publicly disclose the name of any Purchaser or include the name of any Purchaser, without the prior written consent of Purchaser, in any press release or other public statement, filing or other communication, except to the extent required by law or legal process, in which case the Company shall provide Purchaser with prior notice of such disclosure.

(g)  The Purchaser covenants and agrees to promptly furnish to the Company any and all information concerning Purchaser and its investment in the Company that the Company may from time to time reasonably request for the purpose of complying with any federal, state, local or foreign law, statute, rule, regulation or governmental or regulatory requirement, and the Purchaser warrants and represents that, at the time any such information is furnished to the Company, such information will be accurate and complete.

(h)  The Purchaser acknowledges that no federal or state agency or regulatory authority has made any finding or determination as to the fairness of the Offering for public investment, or any recommendation or endorsement of the Preferred Stock.

Section 5. Conditions to the Company’s Obligation to Sell.

The obligation of the Company hereunder to issue and sell the Preferred Stock to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(a)  The Purchaser shall have executed this Agreement and the Escrow Agreement and delivered the same to the Company.

(b)  The Purchaser shall have delivered the Purchase Price as provided in the Escrow Agreement.

(c)  The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(d)  No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the Agreement. In addition, no action, suit or proceeding before any court or any governmental agency shall have been commenced or threatened, no investigation by any governmental agency shall have been commenced and no action, suit or proceeding by any governmental agency shall have been threatened against Purchaser or the Company (i) seeking to restrain, prevent or change the Agreement or questioning the validity or legality of any of such Agreement or (ii) which could reasonably be expected to have a Material Adverse Effect.

Section 6. Conditions to the Purchaser’ Obligation to Purchase.

The obligation of the Purchaser hereunder to purchase the Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’ several and sole benefit and may be waived by the Purchaser at any time in Purchaser’s sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed and delivered, or caused to be delivered, to the Purchaser (i) each of the Agreement to which it is a party and (ii) the Preferred Stock being purchased by Purchaser at the Closing pursuant to this Agreement, in each case, in form and substance reasonably satisfactory to Purchaser.

(b) The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company, as applicable, at or prior to the Closing Date.

(c) No injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made or no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the Agreement; and no stop order suspending the qualification or exemption from qualification of any of the Preferred Stock in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the knowledge of the Company after reasonable inquiry, be pending or contemplated as of the Closing Date.

(d) The Company is (i) incorporated and in good standing in its jurisdiction of incorporation; and (ii) qualified as a foreign corporation and good standing in each of the jurisdictions in which the Company operates.

(e) No material adverse change shall have occurred in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements.

Section 7. Termination; Survival.

(a) In the event that the Closing shall not have occurred due to the failure of the Company or Purchaser to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on the fifth business day following the Closing Date.

(b) Unless this Agreement is terminated under Section 7(a) , the representations and warranties of the Purchaser and the Company contained in Sections 2 and 3 , respectively, and this Agreement and covenants set forth in Sections 4 and 8 shall survive the Closing.

Section 8. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be provided hereunder shall be in writing and shall be delivered in person or by first class mail (registered or certified, return receipt requested), facsimile, electronic mail, or overnight air courier guaranteeing next day delivery. The address for such notices and communications shall be as follows:

If to the Company :

On the Move Systems Corp.

701 North Green Valley Parkway, Suite 200

Henderson, Nevada 89074

Telephone: 702-990-3271

Attention:  Robert Wilson

Chief Executive Officer

with copies to (which shall not constitute delivery) :

Sonfield & Sonfield

2500 Wilcrest Drive, 3rd floor

Houston, Texas 77042

Telephone:   (713) 877-8333

Facsimile:   (713) 877-1547

Attention:    Robert L. Sonfield, Jr. Esq.

If to Purchaser:

To the address set forth under Purchaser’s name on the signature pages hereto or such other address as may be designated in writing hereafter, in the same manner, by such person.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; when sent, if sent via electronic mail to the address set forth above provided that a mail delivery failure or similar message is not received by the sender; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Failure to provide a notice or communication to one party hereto or any defect in it shall not affect its sufficiency with respect to other parties hereto.

(b)  Governing Law; Jurisdiction. This Agreement will be governed by the laws of the State of Nevada. The internal law of the state of Nevada will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. No legal proceeding may be commenced, prosecuted or continued by any party hereto in any court other than the competent courts of the State of Texas located in Houston, Texas or in the United States District Court for the Southern District of Texas, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Purchaser hereby consents to the jurisdiction of such courts and personal service with respect thereto.

(c)  Amendments and Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser representing a majority of the Preferred Stock purchased or to be purchased, and any amendment to this Agreement made in conformity with the provisions of this Section 8(d) shall be binding on the Purchaser and all holders of the Preferred Stock purchased under this Agreement, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party from whom such waiver is requested.

(d)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(e)  Entire Agreement. This Agreement supersedes all other prior oral or written agreements among the parties hereto and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

(f)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party.

(g)  Counterparts; Facsimile Copies. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or electronic portable document format, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

(h)  Severability. If any provision of this Agreement shall be invalid, unenforceable, illegal or void in any jurisdiction, such invalidity, unenforceability, illegality or voidness shall not affect the validly or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. In that case, the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining provisions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(j)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

On the Move Systems Corp. By: /s/ Robert Wilson Robert Wilson, President and CEO	/s/ Garett Parsons Capital Venture Holdings LLC, Purchaser By: Garett Parsons, Managing Member Address for notice: 1712 Pioneer Ave., Suite 500 Cheyenne, Wyoming